SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act

                              September 29, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                                 LOGIO, INC.
            (Exact Name of Registrant as Specified in its Charter)

                        405 East 12450 South, Suite B
                              Draper, Utah 84020
                   (Address of principal executive offices)

                                (801) 816-9904
                        Registrant's telephone number

       NEVADA                    000-27453               84-1370590
(State or other          (Commission File Number)      (I.R.S. Employer
jurisdiction of                                        Identification No.)
incorporation)

ITEM 5:    OTHER EVENTS

     On September 29, 2000, Logio, Inc. signed a letter of intent to become the wholly-owned subsidiary of Pacific Webworks, Inc., a Nevada corporation. The letter of intent contemplates the exchange all of Logio's outstanding stock, approximately 18,000,000 shares, for 2,700,000 of Pacific WebWorks' common stock. The exchange rate contemplated is approximately 6.6 Logio common shares for each share of Pacific WebWorks common stock.

     The letter of intent provides for a 30 day formal due diligence period for both parties prior to entering into a formal agreement. The exchange will be contingent upon approval by the shareholder's of Logio and registration of the exchange of shares with the Securities and Exchange Commission.

     Pacific WebWorks, Inc. engineers business software technology for the Internet based on their proprietary source code. Pacific WebWorks' premier product, Visual WebTools , allows businesses to create, manage, maintain and edit a website by and for themselves without the costs and time delays traditionally associated with this process. The user of Visual WebTools can make changes and additions to their web site instantly 24 hours a day, seven days a week. Pacific WebWorks is a Microsoft Certified Solution Provider and a Compaq Solutions Alliance partner. For more information, visit http://www.pacificwebworks.com


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          9/29/00
Date: _________________________       Logio, Inc.


                                           /s/ Kenneth W. Bell
                                      By: _____________________________
                                          Kenneth W. Bell, President, CEO and
                                          Director